Exhibit 99.1

Contact:     Thomas S. Elley

205-582-1200

FIRST US BANCSHARES, INC. RECEIVES REGULATORY APPROVALS FOR ACQUISITION OF THE PEOPLES BANK

────────

BIRMINGHAM, AL (August 16, 2018) – First US Bancshares, Inc. (Nasdaq: FUSB) (the “Company”) announced today the receipt of all required regulatory approvals for the Company’s previously-announced acquisition of The Peoples Bank (“TPB”), headquartered in Rose Hill, Virginia. Under the terms of the Stock Purchase and Affiliate Merger Agreement executed by the parties on April 16, 2018 (the “Agreement”), the Company will acquire all of the outstanding capital stock of TPB and then merge TPB with and into the Company’s wholly owned subsidiary, First US Bank (“Transaction”). The Transaction is expected to result in a combined institution approaching $800 million in assets.

The closing of the Transaction is expected to occur on August 31, 2018, subject to the satisfaction of the remaining closing conditions in the Agreement.

About First US Bancshares, Inc.

First US Bancshares, Inc. is a bank holding company that operates banking offices in Alabama through First US Bank (the “Bank”). In addition, the Company’s operations include Acceptance Loan Company, Inc., a consumer loan company (“ALC”), and FUSB Reinsurance, Inc., an underwriter of credit life and credit accident and health insurance policies sold to the Bank’s and ALC’s consumer loan customers. The Company files periodic reports with the U.S. Securities and Exchange Commission (the “SEC”). Copies of its filings may be obtained through the SEC’s website at www.sec.gov or at www.firstusbank.com. More information about the Company and the Bank may be obtained at www.firstusbank.com. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “FUSB.”

About The Peoples Bank

The Peoples Bank, founded in 1920, has a long history of supporting the communities that it serves by providing a wide range of financial products and offering the highest quality customer service. The Peoples Bank operates two full-service banking offices in Virginia (in Rose Hill and Ewing) and two full-service banking offices in Tennessee (in Knoxville and Powell). For additional information about The Peoples Bank, visit www.thepeoplesbanknow.com.

First US Bancshares, Inc. Receives Regulatory Approvals for Acquisition of The Peoples Bank

August 16, 2018

Forward-Looking Statements

This press release contains forward-looking statements, as defined by federal securities laws. Statements contained in this press release that are not historical facts are forward-looking statements. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. In addition, the Company, through its senior management, may make from time to time forward-looking public statements concerning the matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management based upon current information and involve a number of risks and uncertainties. Specifically, with respect to statements relating to the proposed acquisition of The Peoples Bank, these risks and uncertainties include, but are not limited to, the possibility that modifications to the terms of the transaction may be required in order to satisfy any regulatory or other approvals and conditions to the proposed transaction; delays in closing the transaction; difficulties, delays and unanticipated costs in integrating the organizations’ businesses or realizing expected cost savings and other benefits; business disruptions as a result of the integration of the organizations, including possible loss of customers; diversion of management time to address transaction-related issues; changes in asset quality and credit risk as a result of the transaction; and other risks identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and its subsequent filings with the SEC. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Forward-looking statements made by the Company in this press release, or elsewhere, speak only as of the date on which the statements were made. The Company undertakes no obligation to update these statements following the date of this press release, except as required by law.